             CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURN CALCULATIONS
                    ORIGINAL PURCHASE AS OF DECEMBER 31, 1996
                     VALUATION DATE AS OF DECEMBER 31, 1997

Date                   Transaction                             Dollar Amount  Unit Value     Units This  Accum Units  Accum Value
                                                                                               Trans
----                   -----------                             -------------  ----------     ---------- -----------   ----------

                       HARRIS ASSOCIATES VALUE PORTFOLIO

12-31-96               Purchase                                $1,000.00      12.123468000   82.485    82.485       1,000.00
12-31-97               Contract Fee                            (1.44)         15.083106243   (0.095)   82.389       1,242.68
12-31-97               Current Value                                          15.083106243   0.000     82.389       1,242.68

Cumulative & Avg. Annual Total Return without/with chrgs                      24.41%                                24.27%        B

                       MFS TOTAL RETURN PORTFOLIO

12-31-96               Purchase                                $1,000.00      11.027930228   90.679    90.679       1,000.00
12-31-97               Contract Fee                            (1.44)         13.200967296   (0.109)   90.570       1,195.61
12-31-97               Current Value                                          13.200967296   0.000     90.570       1,195.61

Cumulative & Avg. Annual Total Return without/with chrgs                      19.70%                                19.56%        B

                       BERKELEY U.S. QUALITY BOND PORTFOLIO

12-31-96               Purchase                                $1,000.00      10.145108954   98.570    98.570       1,000.00
12-31-97               Contract Fee                            (1.44)         10.994737701   (0.131)   98.439       1,082.31
12-31-97               Current Value                                          10.994737701   0.000     98.439       1,082.31

Cumulative & Avg. Annual Total Return without/with chrgs                      8.37%                                 8.23%         B

                       BERKELEY MONEY MARKET PORTFOLIO

12-31-96               Purchase                                $1,000.00      10.361934076   96.507    96.507       1,000.00
12-31-97               Contract Fee                            (1.44)         10.757048242   (0.134)   96.373       1,036.69
12-31-97               Current Value                                          10.757048242   0.000     96.373       1,036.69

Cumulative & Avg. Annual Total Return without/with chrgs                      3.81%                                 3.67%         B

                       STRONG INTERNATIONAL STOCK PORTFOLIO

12-31-96               Purchase                                $1,000.00      10.578848879   94.528    94.528       1,000.00
12-31-97               Contract Fee                            (1.44)         9.277966002    (0.155)   94.373       875.59
12-31-97               Current Value                                          9.277966002    0.000     94.373       875.59

Cumulative & Avg. Annual Total Return without/with chrgs                      -12.30%                               -12.44%       B

                       STRONG GROWTH PORTFOLIO

12-31-96               Purchase                                $1,000.00      12.621549924   79.230    79.230       1,000.00
12-31-97               Contract Fee                            (1.44)         15.716617098   (0.092)   79.138       1,243.78
12-31-97               Current Value                                          15.716617098   0.000     79.138       1,243.78

Cumulative & Avg. Annual Total Return without/with chrgs                      24.52%                                24.38%        B

                       ROBERTSON STEPHENS DIVERSIFIED GROWTH PORTFOLIO

12-31-96               Purchase                                $1,000.00      10.349591726   96.622    96.622       1,000.00
12-31-97               Contract Fee                            (1.44)         12.212153514   (0.118)   96.504       1,178.52
12-31-97               Current Value                                          12.212153514   0.000     96.504       1,178.52

Cumulative & Avg. Annual Total Return without/with chrgs                      18.00%                                17.85%        B


                       LEXINGTON CORPORATE LEADERS PORTFOLIO

12-31-96               Purchase                                $1,000.00      11.509183224   86.887    86.887       1,000.00
12-31-97               Contract Fee                            (1.44)         14.246101967   (0.101)   86.786       1,236.36
12-31-97               Current Value                                          14.246101967   0.000     86.786       1,236.36

Cumulative & Avg. Annual Total Return without/with chrgs                      23.78%                                23.64%        B

A = (Unit Value as of December 31, 1997 - Unit Value at Purchase)/Unit Value at Purchase B = (Accumulated Value as of December 31, 1997 - Accum. Value at Purch.)/Accum. Value at Purch.

The contract fee assumes a estimated $25,000 Contract Value so that the Contract Maintenance Charge per $1,000 of net asset value in the Separate Account is $1.44. Such charge would be higher for smaller Contract Values and lower for higher Contract Values.


             CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURN CALCULATIONS
                  ORIGINAL PURCHASE AS OF SUB-ACCOUNT INCEPTION
                     VALUATION DATE AS OF DECEMBER 31, 1997

Date                   Transaction                             Dollar Amount  Unit Value     Units This  Accum Units    Accum Value
                                                                                               Trans
----                   -----------                             -------------  ----------     ---------- -----------    -----------

                       HARRIS ASSOCIATES VALUE PORTFOLIO

2-9-96                 Purchase                                $1,000.00      10.146989359   98.551     98.551    1,000.00
2-8-97                 Contract Fee                            (1.44)         12.123468000   (0.119)    98.433    1,193.34
12-31-97               Current Value                                          15.083106243   0.000      98.433    1,484.67
Cumulative Total Returns without/with chrgs                                   48.65%                              48.47%        C
Avg. Annual Total Returns without/with chrgs                                  23.29%                              23.21%        D

                       MFS TOTAL RETURN PORTFOLIO

2-9-96                 Purchase                                $1,000.00      10.102774711   98.983     98.983    1,000.00
2-8-97                 Contract Fee                            (1.44)         11.027930228   (0.131)    98.852    1,090.13
12-31-97               Current Value                                          13.200967296   0.000      98.852    1,304.94
Cumulative Total Returns without/with chrgs                                   30.67%                              30.49%        C
Avg. Annual Total Returns without/with chrgs                                  15.18%                              15.10%        D

                       BERKELEY U.S. QUALITY BOND PORTFOLIO

2-9-96                 Purchase                                $1,000.00      10.004631790   99.954     99.954    1,000.00
2-8-97                 Contract Fee                            (1.44)         10.145108954   (0.142)    99.812    1,012.60
12-31-97               Current Value                                          10.994737701   0.000      99.812    1,097.40
Cumulative Total Returns without/with chrgs                                   9.90%                               9.74%         C
Avg. Annual Total Returns without/with chrgs                                  5.11%                               5.03%         D

                       BERKELEY MONEY MARKET PORTFOLIO

2-9-96                 Purchase                                $1,000.00      10.000000000   100.000    100.000   1,000.00
2-8-97                 Contract Fee                            (1.44)         10.361934076   (0.139)    99.861    1,034.75
12-31-97               Current Value                                          10.757048242   0.000      99.861    1,074.21
Cumulative Total Returns without/with chrgs                                   7.57%                               7.42%         C
Avg. Annual Total Returns without/with chrgs                                  3.93%                               3.85%         D

                       STRONG INTERNATIONAL STOCK PORTFOLIO

2-9-96                 Purchase                                $1,000.00      10.052005200   99.483     99.483    1,000.00
2-8-97                 Contract Fee                            (1.44)         10.578848879   (0.136)    99.347    1,050.97
12-31-97               Current Value                                          9.277966002    0.000      99.347    921.73
Cumulative Total Returns without/with chrgs                                   -7.70%                              -7.83%        C
Avg. Annual Total Returns without/with chrgs                                  -4.14%                              -4.21%        D

                       STRONG GROWTH PORTFOLIO

2-9-96                 Purchase                                $1,000.00      10.558402726   94.711     94.711    1,000.00
2-8-97                 Contract Fee                            (1.44)         12.621549924   (0.114)    94.597    1,193.96
12-31-97               Current Value                                          15.716617098   0.000      94.597    1,486.75
Cumulative Total Returns without/with chrgs                                   48.85%                              48.67%        C
Avg. Annual Total Returns without/with chrgs                                  23.38%                              23.30%        D

                       ROBERTSON STEPHENS DIVERSIFIED GROWTH PORTFOLIO

2-9-96                 Purchase                                $1,000.00      10.156090245   98.463     98.463    1,000.00
2-8-97                 Contract Fee                            (1.44)         10.349591726   (0.139)    98.324    1,017.61
12-31-97               Current Value                                          12.212153514   0.000      98.324    1,200.75
Cumulative Total Returns without/with chrgs                                   20.24%                              20.07%        C
Avg. Annual Total Returns without/with chrgs                                  10.23%                              10.15%        D


                       LEXINGTON CORPORATE LEADERS PORTFOLIO

2-9-96                 Purchase                                $1,000.00      10.238540927   97.670     97.670    1,000.00
2-8-97                 Contract Fee                            (1.44)         11.509183224   (0.125)    97.545    1,122.66
12-31-97               Current Value                                          14.246101967   0.000      97.545    1,389.64
Cumulative Total Returns without/with chrgs                                   39.14%                              38.96%        C
Avg. Annual Total Returns without/with chrgs                                  19.06%                              18.98%        D


A = (Unit Value as of December 31, 1997 - Unit Value at Purchase)/Unit Value at Purchase B =((A+1) ^(1/1.893150685)) - 1 C = (Accumulated Value as of December 31, 1997 - Accum. Value at Purch.)/Accum. Value at Purch.

D = ((C+1) ^(1/1.893150685)) - 1

The Contract Fee assumes an estimated $25,000 Contract Value so that the Contract Maintenance Charge per $1,000 of net asset value in the Separate Account is $1.44. Such charge would be higher for smaller Contract Values and lower for higher Contract Values.